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[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

Exhibit 5.1

January 25, 2002

Apex Mortgage Capital, Inc.
865 South Figueroa Street
Suite 1800
Los Angeles, California 90017

  Re:
  Apex Mortgage Capital, Inc., a Maryland corporation (the "Company")—Registration Statement on Form S-3 pertaining to $250,000,000 maximum aggregate offering price of (i) shares of common stock of the Company, par value one cent ($.01) per share ("Common Stock"); (ii) shares of preferred stock of the Company, par value one cent ($.01) per share ("Preferred Stock"); (iii) warrants to purchase securities of the Company ("Warrants"); and (iv) debt securities of the Company ("Debt Securities")

Ladies and Gentlemen:

        We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Common Stock, the Preferred Stock, the Warrants and the Debt Securities (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), on Form S-3, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about January 25, 2002, and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

        In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

  (i)
  the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on September 15, 1997, Articles of Amendment and Restatement filed with the Department on November 25, 1997, Articles Supplementary filed with the Department on July 23, 1999 and Articles of Revival filed with the Department on March 22, 2000;

  (ii)
  the Amended and Restated Bylaws of the Company as adopted on November 15, 2001 (the "Bylaws");

  (iii)
  the Written Organizational Action of the Board of Directors of the Company, dated as of September 15, 1997 (the "Organizational Minutes");

  (iv)
  resolutions adopted by the Board of Directors of the Company on January 17, 2002 (the "Directors' Resolutions");

  (v)
  a certificate of Philip A. Barach, the President and Chief Executive Officer of the Company and Philip K. Holl, the Assistant Secretary of the Company, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate;

  (vi)
  the Registration Statement on Form S-3 and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act (the "Registration Statement");

  (vii)
  a status certificate of the Department, dated January 23, 2002, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

  (viii)
  such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

        Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company as special Maryland corporate counsel in matters with respect to which we have been engaged by the Company as special Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice that the Officers' Certificate on which we have relied is not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" are intended to be limited to the knowledge of the lawyers within our firm who have rendered services to the Company in connection with the Registration Statement.

        In reaching the opinion set forth below, we have assumed the following:

  (a)
  each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

  (b)
  each natural person executing any of the Documents is legally competent to do so;

  (c)
  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

  (d)
  the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors of the Company (the "Board of Directors") or the Pricing Committee (as defined in the Directors' Resolutions), including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Common Stock, the Preferred Stock, the Warrants and the Debt Securities in accordance with the procedures set forth in Paragraphs 1, 2, 3 and 4 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company, or in the case of a committee of the Board of Directors, a quorum of the incumbent members of the committee, was or is present and acting throughout, or by unanimous written consent of all incumbent directors, or in the case of a committee, by unanimous written consent of all incumbent members of the committee, all in accordance with the Charter and the Bylaws of the Company and applicable law;

  (e)
  prior to the Pricing Committee taking any action to authorize or approve the issuance and sale of any Securities, the Board of Directors shall have: (i) in the case of shares of Common Stock, shares of Preferred Stock and Warrants, given general authorization for the issuance of any such shares of Common Stock, shares of Preferred Stock and/or such Warrants, which general authorization shall provide for or establish a method or procedure for determining the maximum number of shares of Common Stock or shares of Preferred Stock to be issued and sold, the maximum number of Warrants to be issued and sold and the maximum number of shares of Common Stock or shares of Preferred Stock issuable upon the exercise of such Warrants; (ii) in the case of Debt Securities, given general authorization for the issuance, sale and/or execution and delivery of such Debt Securities, which general authorization shall provide for or establish a method or procedure for determining the maximum aggregate principal amount of such Debt Securities to be issued, sold and/or executed and delivered; and (iii) in the case of all Securities, appointed or specifically delegated to a committee of the Board of Directors or one or more officers of the Company, the power to appoint an underwriter or underwriters for the public offering and sale of any such shares of Common Stock, shares of Preferred Stock, Warrants and/or Debt Securities for which the Board of Directors has given general authorization for the issuance, sale and/or execution and delivery;

  (f)
  the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon the conversion or exchange of shares of Preferred Stock or upon the conversion of Debt Securities or the exercise of the Warrants, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and/or issued and outstanding on the date on which the Securities are authorized, the date on which the Securities are issued and delivered, the date on which the Warrants are exercised and the date on which the shares of Preferred Stock and the shares of Common Stock, respectively, are issued pursuant to the conversion or exchange of shares of Preferred Stock or Debt Securities or the exercise of Warrants;

  (g)
  none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities nor the compliance by the Company with the terms of any such Securities or agreements will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

  (h)
  the form of certificate or other instrument or document representing the Securities will conform in all respects to the requirements applicable under Maryland law;

  (i)
  none of the Securities, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of any Securities, will be issued or transferred in violation of any restriction or limitation on ownership or transfer contained in the Charter;

  (j)
  the final number of any Securities to be offered and sold by the Company pursuant to the Registration Statement and the final price to be received by the Company for any such Securities will have been determined by the Board of Directors or the Pricing Committee, as the case may be, in accordance with the Directors' Resolutions prior to the issuance of such Securities; and

  (k)
  none of the Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

  1)
  Upon due authorization by the Board of Directors or the Pricing Committee, as the case may be, of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of

    Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors or the Pricing Committee, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable.

  2)
  Upon: (a) designation by the Board of Directors or the Pricing Committee, as the case may be, of one or more series of Preferred Stock to distinguish each such series from any other series of Preferred Stock issued and outstanding or classified but not yet issued; (b) setting by the Board of Directors or the Pricing Committee, as the case may be, of the number of shares of Preferred Stock to be included in each such series; (c) establishment by the Board of Directors or the Pricing Committee, as the case may be, of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of each such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors or the Pricing Committee, as the case may be, and a statement that such series of the Preferred Stock has been classified by the Board of Directors or the Pricing Committee, as the case may be, under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors or the Pricing Committee, as the case may be, of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be; and (f) reservation and due authorization by the Board of Directors or the Pricing Committee, as the case may be, of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and Paragraph 1 above, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors or the Pricing Committee, as the case may be, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

  3)
  Upon: (a) designation and titling by the Board of Directors or the Pricing Committee, as the case may be, of the Warrants; (b) due authorization by the Board of Directors or the Pricing Committee, as the case may be, of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (c) setting by the Board of Directors or the Pricing Committee, as the case may be, of the number of Warrants to be issued; (d) establishment by the Board of Directors or the Pricing Committee, as the case may be, of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors or the Pricing Committee, as the case may be, of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be; (f) the designation and terms of other securities, if any, by the Board of Directors or the Pricing Committee, as the case may be, with which the Warrants are issued and the number of Warrants issued with each such security, and the date, if any, on and after which the Warrants and the related Preferred Stock or Common Stock, if any, will be separately transferable; and (g) reservation and due authorization by the Board of Directors or the Pricing Committee, as the case may be, of shares of Common Stock and shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be, all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

  4)
  Upon: (a) designation and titling by the Board of Directors or the Pricing Committee, as the case may be, of the Debt Securities, and whether such Debt Securities are to be senior Debt Securities or subordinated Debt Securities; (b) establishment by the Board of Directors or the Pricing Committee, as the case may be, of the terms, conditions and provisions of the Debt Securities; (c) establishment by the Board of Directors or the Pricing Committee, as the case may be, of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors or the Pricing Committee, as the case may be, of the execution and delivery of one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors or the Pricing Committee, as the case may be, of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be; and (f) reservation and due authorization by the Board of Directors or the Pricing Committee, as the case may be, of the issuance of any shares of Preferred Stock and/or any shares of Common Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above at a minimum price or value of consideration to be set by the Board of Directors or the Pricing Committee, as the case may be, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

        The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

        This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

        This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than O'Melveny & Myers LLP, counsel to the Company, which may rely on this opinion in connection with its opinion to be filed by amendment to or incorporated by reference in the Registration Statement) without, in each instance, our prior written consent.

        We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                      Very truly yours,

                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

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Exhibit 5.1